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                                                                   EXHIBIT 23(7)

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                                October 15, 1998

    We hereby consent to the use of our opinion letter dated as of August 9, 1998 to the Board of Directors of Rio Hotel & Casino, Inc. included in Annex C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger described therein and to the references to such opinion in such Joint Proxy Statement/Prospectus under the captions "The Merger--Background of the Merger," "The Merger--Recommendations of the Boards of Directors of Harrah's and Rio; Reasons for the Merger," and "The Merger--Opinion of Financial Advisor of Rio." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          MERRILL LYNCH, PIERCE, FENNER
                                          & SMITH INCORPORATED